As filed with the Securities and Exchange Commission on September 5, 2001

                                                                Registration No.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                         GREG MANNING AUCTIONS, INC.
            (Exact name of registrant as specified in its charter)

         Delaware                      7389                   22-2365834
      (State or other           (Primary Standard          (I.R.S. Employer
      jurisdiction of       Industrial Classification     Identification No.)
     incorporation or              Code Number)
       organization)


                               775 Passaic Avenue
                         West Caldwell, New Jersey 07006
                                (973) 882-0004
             (Address, including zip code, and telephone number,
      including area code, of registrant's principal executive offices)

                               ----------------

                                  GREG MANNING
                               775 Passaic Avenue
                         West Caldwell, New Jersey 07006
                                 (973) 882-0004
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              -----------------

                                    COPY TO:

                            SCOTT S. ROSENBLUM, ESQ.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100

      Approximate date of commencement of proposed sale to the public: At such time or times as may be determined by the selling shareholders after this registration statement becomes effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______

      If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
                                                   Proposed
                            Number of Shares        Maximum       Proposed Maximum      Amount of
     Title of Shares             to be          Offering Price       Aggregate        Registration
    to be Registered          Registered          Per Share(1)    Offering Price(1)        Fee
---------------------------------------------------------------------------------------------------
Common stock, par value       300,000                 $2.03           $609,000          $152.25
$.01 per share
---------------------------------------------------------------------------------------------------

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low sales prices for the common stock reported on the Nasdaq National Market on Wednesday, August 22, 2001.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                 300,000 SHARES

                         GREG MANNING AUCTIONS, INC.

                                  COMMON STOCK


      The shares of common stock of Greg Manning Auctions, Inc. ("GMAI") covered by this prospectus are being offered and sold by the selling shareholder, Greg Manning, who is President and Chief Executive Officer of GMAI.

      GMAI's common stock is traded on the Nasdaq National Market under the symbol "GMAI".

      Investing in GMAI's common stock involves certain risks. See "Risk Factors" beginning on page 2.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 The date of this Prospectus is ________, 2001.


s


                               TABLE OF CONTENTS


Risk Factors.................................................................2

Use of Proceeds..............................................................4

Selling Shareholder..........................................................4

Plan of Distribution.........................................................5

Legal Matters................................................................5

Experts......................................................................5

Additional Information ......................................................6

Incorporation by Reference...................................................6

                                  RISK FACTORS


      Investing in our common stock involves various risks. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in our common stock.

Recent Results of Operations

      We incurred a net loss of $4,488,561 for the nine months ended March 31, 2001 and a net loss of $2,153,052 for the three months ended March 31, 2001. We are implementing a cost reduction program and are continuing to explore new sources of collectibles in an effort to increase margins and revenues from commissions. There can be no assurance, however, that these steps (or any others) will result in a significant improvement in our financial condition, on either a short or long-term basis, particularly in light of general economic conditions.

We may fail to obtain an adequate supply of collectibles to sell at auction

      The success of our business relies heavily on obtaining collectibles on consignment for sale at auction and, to a lesser extent, on our ability to purchase collectibles outright for sale at auction. The supply of collectibles we have available for sale from time to time is sometimes limited. For example, a decline in the price levels of, or the demand for, stamps, coins and other collectibles could result in a decrease in their dollar value when sold at auction, and this could make owners reluctant to consign collectibles for sale at auction. While we generally have not experienced a lack of collectibles preventing us from conducting appropriately-sized auctions on an a schedule acceptable to us, we cannot be sure that this will always be the case.

The loss of any of our executive officers or key personnel would likely have an adverse effect on our business

      Our future success depends to a significant extent on our retaining services of our senior management and other key personnel, particularly our President, Chairman and Chief Executive Officer, Greg Manning. Our business would be adversely affected if for any reason we failed to retain the services of Mr. Manning and failed to engage a suitable replacement.

Purchaser default could result in our owing considerable amounts of money to sellers

      We frequently grant credit to purchasers of goods sold at our auctions in order to allow them to take immediate possession of auctioned property on an open account basis, within established credit limits, and to make payment in the future, generally within 30 days. If any such purchaser fails to pay us, we nevertheless remain liable to the seller of the purchased property. Our aggregate potential exposure for purchaser default may at any given time be substantial.

Use of the Internet by consumers could grow more slowly or decline

      Our business will be adversely affected if use of the Internet by consumers, particularly purchasers of collectibles, does not continue to grow. A number of factors may inhibit consumers from using the Internet. These include inadequate network infrastructure, security concerns, inconsistent quality of service and a lack of cost-effective high-speed service. Even if Internet use grows, the Internet's infrastructure may not be able to support the demands placed on it by this growth and its performance and reliability may decline. In addition, many Web sites have experienced service interruptions as a result of outages and other delays occurring throughout the Internet infrastructure. If these outages or delays occur frequently in the future, use of the Internet, as well as use of our Web sites, could grow more slowly or decline.

Governmental regulation and taxation of the Internet is subject to change

      A number of legislative and regulatory proposals under consideration by federal, state, local and foreign governmental organizations may result in there being enacted laws concerning various aspects of the Internet, including online content, user privacy, access charges, liability for third-party activities, and jurisdictional issues. These laws could harm our business by increasing our cost of doing business or discouraging use of the Internet.

      In addition, the tax treatment of the Internet and electronic commerce is currently unsettled. A number of proposals have been made that could result in Internet activities, including the sale of goods and services, being taxed. The U.S. Congress has passed the Internet Tax Information Act, which placed a three-year moratorium on new state and local taxes on Internet commerce, and is considering extending that moratorium. There may be enacted in the future laws that change the federal, state or local tax treatment of the Internet in a way that is detrimental to our business.

      Some local telephone carriers claim that the increasing popularity of the Internet has burdened the existing telecommunications infrastructure and that many areas with high Internet use are experiencing interruptions in telephone service. These carriers have petitioned the Federal Communications Commission to impose access fees on Internet service providers. If these access fees are imposed, the cost of communicating on the Internet could increase, and this could decrease the demand for our services and increase our cost of doing business.

We may be unable to manage our significant growth

      Our significant growth has placed substantial pressures on our personnel and systems. In order to support this growth, we have added a significant number of new operating procedures, facilities and personnel. Although we believe this will be sufficient to enable us to meet our growing operating needs, we cannot be certain.

Our business will suffer if we are unable to expand and promote our brand name

      We believe that establishing and maintaining our brand name is an important aspect of our efforts to expand our business. We also believe that brand recognition will become more important if, as we expect, the number of Internet sites grows and barriers to entry remain relatively low. If we fail to adequately promote and maintain our brand name, our financial performance will suffer.

We face substantial competition

      The business of selling stamps, coins and other collectibles at auction is highly competitive. We compete with a number of auction houses throughout the U.S. and overseas. While we believe that there is no dominant company in the stamp or coin auction or collectibles businesses in which we operate, we can give no assurances that other concerns with greater financial and other resources and greater name recognition will not enter the market. Among our primary competitors in the domestic and worldwide philatelic auction business are Matthew Bennett, Inc., Charles Shreve Galleries, Inc., H.R. Harmer, Robert
A. Siegel, Philatelists on Line and eBay. With respect to our sports trading card and sports memorabilia auction business, our primary competitors are Lelands, Mastro Auctions, Sotheby's, Collector's Universe and eBay. With respect to our coin operations, our primary competitors are Heritage, Stacks, Collector's Universe, Bower's and Merena, and Superior. With respect to our Hollywood rock 'n' roll memorabilia business, our primary competitors are Butterfield's, Sotheby's and Christies. With respect to our comic book business, our primary competitor is Sotheby's. With respect to our movie poster business, our primary competitors are Howard Lowery, Skinners, Butterfield's, Sotheby's and Vintage Poster Auctions.

      With respect to our Internet operations, the market for Internet products and services is highly competitive and there are no substantial barriers to entry. We expect that competition will continue to intensify. Many of our Internet competitors have more experience than we have maintaining Internet operations and have greater brand recognition.

Afinsa Bienes Tangibles, S.A. will be able to exercise significant control over our operations

      According to filings made with the Securities and Exchange Commission, as of July 18, 2001, Afinsa Bienes Tangibles, S.A., through its subsidiary Auctentia, S.A. , beneficially owned 4,351,827shares of our common stock, representing approximately 34% of our common stock outstanding at June 30, 2001. This concentration of ownership, which is not subject to any voting restrictions, could limit the price that investors might be willing to pay for common stock. In addition, Afinsa is in a position to impede transactions that may be desirable for other shareholders. It could, for example, make it more difficult for anyone to take control of us.

      Esteban Perez, a director of GMAI, is Chairman of the Board of Directors and Chief Executive Officer of Auctentia, S.A. Albertino de Figueiredo, also a director of GMAI, is Chairman of the Board of Afinsa Bienes Tangibles, S.A.


The market price of our common stock could be adversely affected by future sales of substantial amounts of common stock by existing shareholders

      The market price of our common stock could be adversely affected by future sales of substantial amounts of common stock by existing shareholders, including Mr. Manning. Mr. Manning may sell some or all of his shares, either pursuant to registration under the Securities Act or under exemptions limiting the manner and volume of sales. In particular, we have registered 1.3 million of the shares owned by Mr. Manning for resale under the Securities Act, and accordingly Mr. Manning may sell those shares without restriction, together with the shares offered for sale under this prospectus. All these shares currently remain unsold. In addition, Mr. Manning hold options to acquire 275,000 shares of stock of our company, of which 143,750 are currently exercisable. These shares, together with the shares underlying the options granted and to be granted to our other officers, employees and directors pursuant to our stock option plans, have also been registered under the Securities Act and accordingly may be sold without restriction.

      The stock owned by Afinsa Bienes Tangibles, S.A. is subject to certain registration rights.

      In addition, Leon Liebman, a former shareholder of Teletrade, Inc., which was acquired by us in October 1998, owns approximately 5% of our outstanding common stock, and has certain rights to require that we register these shares under the Securities Act.

      The Tail Wind Fund Ltd. owns approximately 6% of our outstanding common stock, certain of which has been registered under the Securities Act and the balance of which is subject to certain registration rights.

      We have also registered 285,551 shares of our common stock issued on January 31, 2000 in a private placement to Amazon.com, Inc., as well as 25,000 shares of our common stock issuable upon exercise of a warrant issued to Amazon.com, Inc. in the same transaction.

      Warren Trepp, a former shareholder of Spectrum Numismatics International, Inc. whose stock we acquired in February 2000, owns approximately 8% of our outstanding common stock, which can be sold without substantial restriction.

Certain provisions of our restated certificate of incorporation and by-laws could limit the price that investors are willing to pay for our common stock

      Our restated certificate of incorporation and by-laws contain certain provisions that could make it more difficult for shareholders to effect certain corporate actions, and could make it more difficult for anyone to acquire control of us without negotiating with our board of directors. For example, the board of directors has the authority to issue shares of preferred stock with such rights and preferences as it may choose, and our board of directors is a classified board with staggered terms. These provisions could limit the price that investors might be willing to pay in the future for our common stock.


                                 USE OF PROCEEDS

      GMAI will not receive any proceeds from any sales of the shares.


                               SELLING SHAREHOLDER

      Greg Manning, our President and Chief Executive Officer and Chairman of our Board of Directors, is offering for resale pursuant to this prospectus 300,000 shares of our common stock, of which 200,000 shares were acquired by him from us concurrently with our acquisition of the stock of Teletrade, Inc., and 100,000 of which were acquired by him in March 2000 in a secondary transaction. Mr. Manning has sole voting and investment power with respect to all his shares of our common stock offered for sale in this prospectus.

      The aggregate proceeds to the selling shareholder from the sale of the common stock offered by him hereby will be the purchase price of common stock less discounts and commissions, if any.


                              PLAN OF DISTRIBUTION

      The selling shareholder, which term includes his successors, transferees, pledgees or donees, may sell the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers, which discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

      The common stock may be sold by the selling shareholder in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions, which may involve crosses or block transactions (1) on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, (2) in the over-the-counter market, (3) in transactions otherwise than on such exchanges or services or in the over-the-counter market, (4) through the writing of options, whether such options are listed on an options exchange or otherwise, or (5) through the settlement of short sales. In connection with the sale of our common stock or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of the common stock and deliver these securities to close out such short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.

      The selling shareholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.

      Our outstanding common stock is listed for trading on the Nasdaq National Market under the symbol "GMAI".

      Any underwriters, broker-dealers or agents that participate in the sale of the common stock may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.

      To the extent required, the common stock to be sold, the respective purchase prices and the public offering prices, the name of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

      We have agreed to indemnify the selling shareholder against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments that the selling shareholder may be required to make in respect of such liabilities.


                                  LEGAL MATTERS

      Certain legal matters in connection with the shares of our common stock offered for resale in this prospectus have been passed upon for us by Kramer Levin Naftalis & Frankel LLP, New York, New York. A member of that firm is a director of GMAI and owns 4,000 shares of GMAI common stock and options granted pursuant to our stock option plans to acquire an additional 45,000 shares of our common stock (options for 26,250 of those shares are currently exercisable).

                                     EXPERTS

      Amper, Politziner & Mattia P.A., independent public accountants, audited our consolidated financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement, as indicated in their report with respect thereto. These documents are incorporated by reference herein in reliance upon the authority of Amper, Politziner & Mattia P.A. as experts in accounting and auditing in giving the report.


                             ADDITIONAL INFORMATION

      We have filed a registration statement on Form S-3 with the Securities and Exchange Commission relating to the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus concerning the contents of any contract or other document referred to are not necessarily complete and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

      For further information with respect to us and the common stock we are offering, please refer to the registration statement. A copy of the registration statement can be inspected by anyone without charge at the public reference room of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Chicago, Illinois 60601. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Copies of these materials can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains information regarding registrants that file electronically with the Commission.

      Our common stock is quoted for trading on the Nasdaq National Market, and you may inspect at the offices of the Nasdaq National Market, located at 1735 K Street, N.W., Washington, D.C. 20006, the registration statement relating to the common stock offered by this prospectus, reports filed by us under the Exchange Act, and other information concerning us.


                           INCORPORATION BY REFERENCE

      Incorporated by reference into this prospectus is the information set forth in the following documents:

o our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2000;

o our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2000, December 31,2000 and March 31, 2001;

o     our Current Report on Form 8-K filed June 25, 2001;

o     our Current Report on Form 8-K filed February 27, 2001;

o the description of our capital stock set forth in our Registration Statement under the Exchange Act;

o all other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above; and

o all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering.

      We will furnish to any person to whom this prospectus is delivered, without charge, a copy of these documents upon written or oral request to Martha Husick, Corporate Secretary, 775 Passaic Avenue, West Caldwell, New Jersey 07006, tel. (973) 882-0004. A copy of any exhibits to these documents will be furnished to any shareholder upon written or oral request and payment of a nominal fee.

No dealer, salesman or other person has been authorized to give any information or to make representations other than those contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us or the selling shareholders. Neither the delivery of this prospectus nor any sale hereunder will, under any circumstances, create an implication that the information herein is correct as of any time subsequent to its date. This prospectus does not constitute an offer to or solicitation of offers by anyone in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such an offer is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.


                                 300, 000 SHARES


                           GREG MANNING AUCTIONS, INC.


                                  COMMON STOCK
                         _____________________________

                                   PROSPECTUS
                         _____________________________

                               ____________, 2001

                                     PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

      The Registrant estimates that expenses payable by the Registrant in connection with the offering described in this Registration Statement will be as follows:
                                                                        Total
                                                                        -----

SEC registration fee (actual) ........................................$ 152.25
Accounting fees and expenses ........................................$1,000.00
Legal fees and expenses..............................................$2,000.00
Printing and engraving expenses......................................$1,000.00
Miscellaneous expenses...............................................$1,000.00


Item 15.  Indemnification of Directors and Officers

      Our certificate of incorporation provides that a director shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

      In addition, our By-Laws provide that we shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative (a "legal action"), whether such legal action be by or in the right of the corporation or otherwise, by reason of the fact that such person is or was a director or officer of the Registrant, or serves or served at the request of the Registrant as a director or officer, of another corporation, partnership, joint venture, trust or any other enterprise. Notwithstanding the above, no indemnification will be permitted if a judgment or other final adjudication adverse to that person establishes that either (a) his or her acts were committed in bad faith, or were the result of active and deliberate dishonesty, and were material to the cause of action so adjudicated, or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The indemnification obligation of the Registrant in our By-Laws is permitted under Section 145 of the General Corporation Law of the State of Delaware.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

Item 16.  Exhibits

Exhibit No.       Description
-----------       -----------

5.1*              Opinion of Kramer Levin Naftalis & Frankel LLP.

23.1*             Consent of Amper, Politziner & Mattia P.A.

23.2* Consent of Kramer Levin Naftalis & Frankel LLP (contained in the opinion filed as Exhibit 5.1 hereto).

24.1* Power of Attorney (contained on the signature page of this Registration Statement).

----------
*  Filed herewith


Item 17.  Undertakings

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

      ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      iii. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that clauses (i) and (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by such clauses is contained in periodic reports file with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                     SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Caldwell, State of New Jersey, on August 30, 2001.

                                    GREG MANNING AUCTIONS, INC.


                                    By: /s/ Greg Manning
                                        ---------------------------------
                                    Name:  Greg Manning
                                    Title: President, Chief Executive
                                           Officer and Chairman of the
                                           Board of Directors


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Greg Manning, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                                        Date
---------                     -----                                        ----
/s/ Larry Crawford            Chief Financial Officer (Principal           August 30, 2001
-----------------------       Financial and Accounting Officer)
Larry Crawford


/s/ Greg Manning              Chairman of the Board, President and         August 30, 2001
-----------------------       Chief Executive Officer and Director
Greg Manning


_______________________       Director                                     August 30, 2001
Anthony Bongiovanni


_______________________       Director                                     August 30, 2001
Richard Cohen


/s/ Scott S. Rosenblum        Director                                     August 30, 2001
-----------------------
Scott S. Rosenblum


/s/ Gregory N. Roberts        Director                                     August 30, 2001
-----------------------
Gregory N. Roberts


/s/ James M. Davin            Director                                     August 30, 2001
-----------------------
James M. Davin


/s/ Mark B. Segall            Director                                     August 30, 2001
-----------------------
Mark B. Segall


_______________________       Director                                     August 30, 2001
Esteban Perez


_______________________       Director                      August 30, 2001
Albertino de Figueiredo

EXHIBIT INDEX

Exhibit No.        Description
-----------        -----------

5.1*               Opinion of Kramer Levin Naftalis & Frankel LLP.

23.1*              Consent of Amper, Politziner & Mattia P.A.

23.2* Consent of Kramer Levin Naftalis & Frankel LLP (contained in the opinion filed as Exhibit 5.1 hereto).

24.1* Power of Attorney (contained on the signature page of this Registration Statement).

----------
*  Filed herewith